                                                                 EXHIBIT 23.1

                      INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Form-8-K/A under the Securities and Exchange Act of 1934 of Nicollet Process Engineering, Inc. of our report dated January 21, 2000 with respect to the financial statements of Knowledgeware Solutions, LLC for the period from inception through August 31, 1999.


/s/ PEREZ-ABREU, AGUERREBERE, SUEIRO LLC


PEREZ-ABREU, AGUERREBERE, SUEIRO LLC

Coral Gables, Florida
January 25, 2000